Exhibit 99.1
Audited Consolidated Financial Statements
The Acquired Entities of Fluid Power Resource, LLC
Year Ended December 31, 2007
With Report of Independent Auditors

The Acquired Entities of Fluid Power Resource, LLC
Audited Consolidated Financial Statements
Year Ended December 31, 2007

Report of Independent Auditors
The Board of Directors and Members
The Acquired Entities of Fluid Power Resource, LLC
We have audited the accompanying consolidated balance sheet of The Acquired Entities of Fluid Power Resource, LLC as of December 31, 2007, and the related consolidated statements of income and comprehensive income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Acquired Entities of Fluid Power Resource, LLC at December 31, 2007, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
October 28, 2008

The Acquired Entities of Fluid Power Resource, LLC
Consolidated Balance Sheet
(Amounts in thousands)

December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$2,503
Accounts receivable, net of allowance for doubtful accounts of $607	26,258
Inventories, net	26,740
Other current assets	635

Total current assets	56,136
Fixed assets, net	3,480
Goodwill	29,678
Intangibles and other assets	1,071

Total Assets	$90,365

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$13,512
Accrued liabilities	8,293
Current maturities of long-term debt	5,000

Total current liabilities	26,805

Long-term debt, net of current portion	79,027
Other accrued liabilities	568
Minority interest	76

Total Liabilities	106,476

Members’ Equity:
Accumulated comprehensive (loss)	(530)
Members’ equity	(15,581)

Total Members’ Equity	(16,111)

Total Liabilities and Members’ Equity	$90,365

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Consolidated Statement of Income and Comprehensive Income
(Amounts in thousands)

Year Ended
December 31, 2007

Net sales	$244,282
Cost of sales	183,609

Gross profit	60,673
Commissions	768

Operating profit	61,441

General and administrative expense	41,855
Depreciation	932

Income from operations	18,654

Other (expense) income:
Interest	(3,892)
Amortization	(771)
Other	724
Minority interest	(45)

(3,984)

Net Income	$14,670

Statement of Comprehensive Income
Net income	$14,670
Other comprehensive income:
Unrealized loss on hedging activities	(530)

Total comprehensive income	$14,140

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Consolidated Statement of Members’ Equity
(Amounts in thousands)

Balance at December 31, 2006	$23,008
Redemption of minority interest	(1,850)
Distribution to members	(60,453)
Contributions from affiliated entities	9,044
Net income	14,670

Balance at December 31, 2007	$(15,581)

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Consolidated Statement of Cash Flows
(Amounts in thousands)

Year Ended
December 31, 2007
Operating Activities
Net income	$14,670
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	1,703
Write-off of deferred financing costs	613
Minority interest expense	45

Changes in assets and liabilities:
Accounts receivable	(475)
Inventories	(823)
Other current assets	(288)
Other noncurrent assets	(872)
Accounts payable	(173)
Accrued liabilities	2,236

Net cash provided by operating activities	16,636

Investing Activities
Purchases of fixed assets	(772)

Net cash used in investing activities	(772)

Financing Activities
Redemption of minority interest	(2,304)
Member distributions	(60,453)
Contributions from affiliated entities	9,044
Borrowings of long-term debt	55,000
Paydown on term loans	(13,589)
Revolving credit facilities and other, net	(2,388)

Net cash used in financing activities	(14,690)

Net increase in cash and cash equivalents	1,174
Cash and cash equivalents at beginning of year	1,329

Cash and cash equivalents at end of year	$2,503

Supplemental disclosure of cash flow information
Cash paid for interest	$3,483

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements
December 31, 2007
1. Organization and Nature of Business
Description
The Acquired Entities of Fluid Power Resource, LLC (the Company) is a group of distributors of hydraulic, pneumatic, electronic, and support hardware, that provides services such as product application expertise, project management, and repair. The Company extends credit to customers, substantially all of whom are located near the Company’s distribution centers and sales offices, throughout the United States.
Principles of Consolidation
The consolidated financial statements of The Acquired Entities of Fluid Power Resource, LLC (the Company or FPR), a Delaware Limited Liability Company, include the accounts of the following wholly owned subsidiaries which were acquired by Applied Industrial Technologies, Inc. on August 29, 2008: Bay Advanced Technologies, LLC (BAT), Carolina Fluid Components, LLC (CFC), DTS Fluid Power, LLC (DTS), FluidTech, LLC (FT), H.E.B., LLC (HEB), Hughes HiTech, LLC (HHT), Mach V, Inc. (MV), Hydro Air, LLC (HA), and FPR Corporate (Holdings). All intercompany transactions have been eliminated.
Recently Issued Accounting Standards
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (SFAS 157). This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, but does not require any new fair value measurements. The standard covers financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, for financial assets and liabilities, and for fiscal years beginning after November 15, 2008, for other nonfinancial assets and liabilities. The Company does not expect that the adoption of SFAS 157 will have a material impact on its financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of SFAS No. 115 (SFAS 159). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective for the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 159 but does not expect the adoption to have a material impact on its financial statements.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
1. Organization and Nature of Business (continued)
In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 changes the classification of non-controlling (minority) interests on the balance sheet and the accounting for and reporting of transactions between the reporting entity and holders of such non-controlling interests. Under the new standard, non-controlling interests are considered equity and are to be reported as an element of stockholders’ equity rather than within the mezzanine or liability sections of the balance sheet. In addition, the current practice of reporting minority interest expense or benefit also will change. Under the new standard, net income will encompass the total income before minority interest expense. The income statement will include separate disclosure of the attribution of income between the controlling and non-controlling interests. Increases and decreases in the non-controlling ownership interest amount are to be accounted for as equity transactions. SFAS 160 is effective for fiscal years beginning after December 15, 2008, and earlier application is prohibited. Upon adoption, the balance sheet and the income statement will be recast retrospectively for the presentation of non-controlling interests. The other accounting provisions of the statement are required to be adopted prospectively. The Company is currently evaluating the impact of adopting SFAS 160.
2. Summary of Significant Accounting Policies
Cash and Cash Equivalents
Cash and cash equivalents include demand deposits and short-term investments that can be easily converted into cash and that have original maturities of three months or less.
Accounts Receivable
The Company records accounts receivable at the time when the criteria for revenue recognition have been satisfied. Collectibility of receivables is periodically assessed by the Company. This assessment provides the basis for the allowance for doubtful accounts and the related bad debt expense. The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.
Activity related to the allowance for doubtful accounts is as follows (in thousands):

December 31,	Bad Debt		December 31,
2006	Expense	Write Offs	2007
$704	$237	$(334)	$607
Inventories
Inventories are valued at the lower of cost, or market. Cost is determined by the average cost method for substantially all inventory. Market is net realizable value.
Fixed Assets
Machinery and equipment and office furniture are stated at cost less accumulated depreciation. The Company provides for depreciation of machinery and equipment and office furniture using the straight-line method over estimated useful lives ranging from three to seven years for machinery, warehouse and shop equipment, and office equipment and furniture, and three to five years for computer equipment and vehicles.
Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease. Expenses for repairs, maintenance, and renewals are charged to operations as incurred. Expenditures that improve an asset or extend its useful life are capitalized.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in accordance with FASB SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). Goodwill attributable to each of the Company’s operating entities is tested annually for impairment by comparing the fair value of each operating entity with its carrying amount.
In 2007, the Company did not incur any impairment charges.
Recorded goodwill of approximately $29,678,000 relates to excess purchase price over the fair value of net assets, which were acquired during the HEB acquisition.
Intangibles and Other Assets
Intangibles and other assets consist primarily of deferred financing costs and costs associated with employment and non-compete agreements with several former owners of acquired businesses (former owners).
Deferred financing costs relate to the costs of obtaining financing and are amortized using sum-of-the-years digits, which approximates the effective interest rate method. In September 2007 in connection with refinancing its debt obligations, the Company entered into an Amended and Restated Credit Agreement (see Note 6). In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, and EITF 98-14, Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements, the Company capitalized $614,000, of debt issuance costs related to the amendments. These costs are being amortized over the remaining life of the amended and restated revolving credit facility. Unamortized costs related to the previous credit agreement were charged to interest expense in the current year.
Costs associated with the employment and non-compete agreements are being amortized on a straight-line basis from five to ten years — in conjunction with the terms of the agreements.
Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews long-lived assets and related intangibles for impairment when events and circumstances indicate that the carrying amount of such assets may not be recoverable. To date, no such impairment has been indicated. If a review indicates that the carrying amount of these assets would not be recoverable as measured based on estimated undiscounted cash flows over their remaining life, the carrying amount would be adjusted to fair value. The cash flow estimates used contain management’s best estimates, using appropriate and customary assumptions and projections.
Lease Arrangements
The Company conducts its operations from leased facilities and finances certain equipment expenditures through lease agreements. In those cases in which the lease term approximates the useful life of the leased asset or the lease meets certain other prerequisites, the leasing arrangement is classified as a capital lease. The remaining arrangements are treated as operating leases.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Generally, revenues and associated costs are recognized as services are provided, goods are shipped, or when title passes.
Shipping and Handling Costs
All fees billed to the customer for shipping and handling are classified as a component of net sales and were approximately $1,921,000 for the year ended December 31, 2007. All other costs associated with shipping and handling are classified as cost of sales and approximated $3,679,000 for the year ended December 31, 2007.
Significant Vendors and Concentration of Risk
Purchases from two vendors for the year ended December 31, 2007, totaled approximately 23% of consolidated purchases. No other single vendor accounted for more than 10% of purchases in either year. For those vendors that exceeded 10% of purchases, their collective outstanding accounts payable were 22% of total accounts payable as of December 31, 2007.
Financial Instruments
The Company uses a derivative to manage its exposure to changes in interest rates. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended, defines derivatives, requires that derivatives be carried at fair value on the balance sheet, and provides for hedge accounting when certain conditions are met. In accordance with SFAS 133, the Company’s derivative financial instruments are recognized on the balance sheet at fair value. Changes in the fair value of derivative instruments designated as “cash flow” hedges, to the extent the hedges are highly effective, are recorded in other comprehensive income. Ineffective portions of cash flow hedges, if any, are recognized in current period earnings. Other comprehensive income is reclassified into current period earnings when the hedged transaction affects earnings.
The Company assesses, both at the inception of the hedge and on an ongoing basis, whether the derivative used as the hedging instrument is highly effective in offsetting the changes in the fair value or cash flow of the hedged item. If it is determined that a derivative is not highly effective as a hedge or ceases to be highly effective, the Company discontinues hedge accounting prospectively.
The table below summarizes the outstanding interest rate swap designated as a hedge as of December 31, 2007. The variable component of the interest rate swap outstanding was based on LIBOR (London InterBank Offered Rate) in 2007.

2007
Pay Fixed

Notional amount	$43,000,000
Duration in years	2.80
Variable rate	5.01%
Fixed rate	4.51%

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Fair Value of Financial Instruments
The carrying amounts of cash, accounts receivable, and accrued expenses approximate fair value due to the short maturity of these instruments. The fair value of the interest rate swap agreement is based on the net present value of the future cash flows using the forward interest rate yield curve in effect at the respective year-ends. This amount also represents the recorded amount at the consolidated balance sheet date. The carrying amounts of the Company’s borrowings under its credit agreement approximate fair value because it is a variable rate instrument.
Income Taxes
The Company consists of limited liability companies and is, therefore, not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense has been recorded in the accompanying financial statements. Income of the Company is taxed to the members in their respective income tax returns.
Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
3. Inventories
Inventories as of December 31, 2007, consisted of the following:

2007
(In Thousands)

Distribution inventory	$25,872
Work-in-process	1,890
Allowance for slow-moving inventory	(1,022)

$26,740

The allowance for slow-moving inventory is made based on management’s analysis of inventory levels, historical sales activity, and future sales forecasts.
Activity related to the allowance for slow-moving inventory is as follows (in thousands):

December 31,	Allowance		December 31,
2006	Increases	Write Offs	2007
$924	$286	$(188)	$1,022

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
4. Fixed Assets
Machinery and equipment consisted of the following at December 31, 2007:

2007
(In Thousands)

Office furniture, equipment, and leasehold improvements	$5,712
Machinery and equipment	3,679
Vehicles	157

9,548
Less accumulated depreciation and amortization	6,068

Net machinery and equipment	$3,480

Depreciation expense related to fixed assets for the year ended December 31, 2007, approximated $932,000.
5. Intangibles
As of December 31, 2007, the Company’s intangible assets consisted of non-compete agreements, deferred financing costs, and a trade name and are summarized as follows (in thousands):

		Accumulated
	Gross	Amortization	Weighted–
	Amount as of	as of	Average
	December 31,	December 31,	Amortization
	2007	2007	Period (Years)

Non-compete agreements	$434	$388	7
Deferred financing costs	614	51	5
Estimated amortization expense related to intangibles for the next five years is summarized as follows (in thousands):

2008	$241
2009	153
2010	113
2011	72
2012 and thereafter	30

$609

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
6. Long-Term Debt
Long-term debt at December 31, 2007, consisted of the following:

2007
(In Thousands)

Revolving credit facility	$28,765
Term loans	55,000
Other notes payable and capital lease obligations	262

84,027
Less current portion	5,000

$79,027

On September 21, 2007, the Company refinanced its debt obligations and entered into the Third Amended and Restated Credit Agreement (New Agreement) with a syndication of six banks. The New Agreement provides a $55 million senior secured revolving credit facility and a $55 million senior secured term loan. Revolver credit facility borrowings are limited by applying a formula to accounts receivable and inventory. The New Agreement includes a $10 million sublimit for the issuance of letters of credit, and a $5 million sublimit for swingline advances. The Company is permitted to increase maximum borrowings under the revolving facility by up to $15 million.
The New Agreement contains covenants that require the Company to, among other things, maintain minimum financial ratios and provide certain financial reports to the syndication of six banks.
Under the New Agreement, the term loan and revolving credit facility bear interest at various rate options based on the bank’s prime lending rate, LIBOR, and the ratio of consolidated total indebtedness to annual consolidated EBITDA, as defined. The term loan is secured by substantially all assets of the Company and is payable in quarterly installments of $1,250,000 through 2013, with the remainder due at that time. At December 31, 2007, the interest rate applicable to the outstanding principal amounts was 7.48%.
The revolving credit facility is used by the Company for general working capital purposes as necessary from time to time and to finance acquisitions. The revolving credit facility expires in 2012. The interest rate applicable to amounts outstanding under the revolving credit facility was 7.23% at December 31, 2007. A commitment fee ranging from .25% to .35% of the unused facility is also payable quarterly. At December 31, 2007, approximately $26.2 million was available under the revolving credit facility of which $10.0 million was available for the issuance of letters of credit.
Commitment fees incurred by the Company totaled approximately $76,600 in 2007.
Included in other notes payable and capital lease obligations are certain instruments with terms ranging through April 2011 with interest rates ranging from 6% to 8%.
The New Agreement allows distributions to members necessary to permit the members to make their required quarterly estimated tax payments. Other distributions are permitted after certain leverage and covenant levels are attained as defined in the New Agreement.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
6. Long-Term Debt (continued)
Aggregate maturities of long-term debt instruments over the next five years are as follows (in thousands):

2008	$5,000
2009	5,000
2010	5,000
2011	5,000
2012 and thereafter	64,027

$84,027

7. Lease Commitments
The Company leases various corporate offices and distribution warehouses under non-cancelable operating leases. These leases have initial terms of three to ten years with renewal options for an additional three to five years. Rent expense totaled approximately $1,838,000 for 2007.
Future minimum rental commitments for the aforementioned operating leases, including commitments to affiliated entities, over the next five years are as follows (in thousands):

2008	$1,715
2009	1,427
2010	881
2011	713
2012 and thereafter	1,313

$6,049

8. Incentive Compensation
The Board of Directors has established a deferred compensation plan for Company executives. The ultimate payment of this plan is dependent on an increase in the enterprise value of the Company and is based upon a percentage of the increase in enterprise value. Payments related to this plan are payable upon sale of the Company, death or total disability of the employee, termination of the employee for a reason other than cause, and employee’s attainment of age 65 (however, the Board may specify the attainment of an earlier age). Amounts related to this plan are not significant for 2007.
9. Employee Benefits — 401(k) Plans
The Company maintains various voluntary, contributory 401(k) plans for participating employees. Company contributions to the plans, which are made in accordance with the applicable plans, and are based upon various matching formulas and other factors, amounted to approximately $750,000 for 2007.
10. Related-Party Transactions
The Company has executed employment and non-compete agreements with certain former owners of acquired businesses. The agreements provided for base annual salaries, plus bonuses equal to a percentage of the respective LLC’s operating income, as defined, in excess of specified bases. The agreements also preclude the former owners from engaging in any businesses that directly or indirectly compete with the LLCs.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Consolidated Financial Statements (continued)
10. Related-Party Transactions (continued)
An affiliated entity provided management services to the Company. The Company recognized the related management service expense of $1,000,000 for 2007.
11. Subsequent Events
On April 1, 2008, Bay Advanced Technologies, LLC acquired substantially all of the assets and certain liabilities of an air and vacuum automation components supplier in Mission Viejo, California, for $1.3 million.
On August 29, 2008, Applied Industrial Technologies, Inc. acquired substantially all of the assets of the acquired entities (BAT, CFC, DTS, FT, HEB, MV, HHT, HA, and Holdings) of Fluid Power Resources, LLC for an aggregate purchase price of $166 million, including certain assumed liabilities.